                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

 [_]  Preliminary Proxy Statement
 [_]  Confidential, for Use of the Commission Only (as permitted by 14a-6(e)(2))
 [X]  Definitive Proxy Statement
 [_]  Definitive Additional Materials
 [_]  Soliciting Material Under Section 240.14(a)-12

                         NUMERICAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]  No fee required.
 [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies: ____________________________________________________________

      (2) Aggregate number of securities to which transaction applies: ____________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          _____________________________________________________________________

      (4) Proposed maximum aggregate value of transaction: ____________________

      (5) Total fee paid: _____________________________________________________

 [_]  Fee paid previously by written preliminary materials.

 [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid: _____________________________________________

      (2) Form, Schedule or Registration Statement No.: _______________________

      (3) Filing Party: _______________________________________________________

      (4) Date Filed: _________________________________________________________

                         NUMERICAL TECHNOLOGIES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 13, 2001
                            12:00 P.M. PACIFIC TIME

   We cordially invite you to attend the 2001 Annual Meeting of Stockholders of Numerical Technologies, Inc. The meeting will be held on Wednesday, June 13, 2001, at 12:00 p.m. Pacific Time at our principal executive offices located at 70 West Plumeria Drive, San Jose, California 95134-2134. At the meeting we will:

  1. Elect three Class I directors for a term of three years and until their successors are duly elected and qualified;

  2. Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2001; and

  3. Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

   These items are fully discussed in the following pages, which are made part of this Notice. Stockholders who owned our common stock at the close of business on Monday, April 16, 2001, may attend and vote at the meeting. If you will not be attending the meeting, we request that you vote your shares as promptly as possible. You may be eligible vote your shares in a number of ways. You may mark your votes, date, sign and return the Proxy or voting instruction form. If you have shares registered directly with our transfer agent, Mellon Investor Services LLC ("Mellon"), you may choose to vote those shares via the Internet at Mellon's voting Web site (http://www.proxyvoting.com/nmtc), or you may vote telephonically, within the U.S. and Canada only, by calling 1-800-840-1208 (toll-free). If you hold our shares with a broker or bank, you may also be eligible to vote via the Internet or to vote telephonically if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services. If your shares of common stock are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may choose to vote those shares via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com) or telephonically by calling the telephone number shown on your voting form. See "Voting Via the Internet or By Telephone" in the Proxy Statement for further details. Any stockholder attending the meeting may vote in person, even though he, she or it has already returned a Proxy.

   We look forward to seeing you at the meeting.

                                          Sincerely,
                                          /s/ Yagyensh C. Pati
                                          Yagyensh C. Pati
                                          President and Chief Executive
                                           Officer

San Jose, California
April 30, 2001

                         NUMERICAL TECHNOLOGIES, INC.

                               ----------------

                                PROXY STATEMENT

                                      FOR

                      2001 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   Our Board of Directors is soliciting Proxies for the 2001 Annual Meeting of Stockholders to be held at our principal executive offices at 70 West Plumeria Drive, San Jose, CA 95134-2134 on Wednesday, June 13, 2001, at 12:00 p.m., Pacific Time, and at any postponement or adjournment thereof. Our telephone number at this address is 408-919-1910. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.

   Proxy materials, which include the Proxy Statement, Proxy and Form 10-K for the fiscal year ended December 31, 2000, were first mailed to stockholders on or about May 2, 2001.

Costs of Solicitation

   We will pay the costs of soliciting Proxies from stockholders. We are required to request brokers and nominees who hold our common stock in their name to furnish our Proxy materials to beneficial owners of such common stock. We may reimburse such firms and nominees for their reasonable expenses in forwarding the Proxy materials to these beneficial owners. Certain of our directors, officers and employees may solicit Proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means.

Voting and Revocability of Proxies

   When Proxies are properly dated, executed and returned, the shares of our common stock they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares represented by Proxies will be voted as follows:

  .  "FOR" the election of the nominees for directors set forth herein; and

  . "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2001.

In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote in accordance with their best judgment with respect to such matters. A stockholder giving a Proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to our Secretary prior to the Annual Meeting or by giving a later dated Proxy.

   Each share of our common stock outstanding on the record date of April 16, 2001 will be entitled to one vote on all matters. The three nominees for election as directors at the Annual Meeting who receive the highest number of "FOR" votes will be elected. Ratification of our independent accountants for the current fiscal year will require the "FOR" vote by a majority of the shares of our common stock present or represented and entitled to vote at the Annual Meeting. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as "AGAINST" votes for each proposal, other than the election of directors. Broker non-votes are not counted or deemed to be present or represented for purposes of determining whether stockholder approval of a matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

Record Date and Share Ownership

   Only stockholders of record on our books at the close of business on April 16, 2001 and holders of exchangeable shares issued in connection with our October 2000 acquisition of Cadabra will be entitled to vote at the Annual Meeting. Presence in person or by Proxy of a majority of the shares of common stock outstanding on the record date is required for a quorum. As of the close of business on April 16, 2001, we had 32,966,914 outstanding shares of common stock, which such number includes 2,641,328 exchangeable shares issued in connection with our acquisition of Cadabra. Please see "Related Party Transactions--Acquisition of Cadabra".

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

   Our stockholders may submit proposals that they believe should be voted upon at the Annual Meeting or nominate persons for election to our Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), some stockholder proposals may be eligible for inclusion in our 2002 Proxy Statement. Any such stockholder proposals must be submitted in writing to the attention of the Secretary, Numerical Technologies, Inc., 70 West Plumeria Drive, San Jose, CA 95134-2134, no later than January 2, 2002, or the date which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2002 Proxy Statement.

   Alternatively, under our Bylaws, a proposal or a nomination that the stockholder does not seek to include in our 2002 Proxy Statement pursuant to Rule 14a-8 may be submitted in writing to the Secretary, Numerical Technologies, Inc., 70 West Plumeria Drive, San Jose, CA 95134-2134, for the 2002 Annual Meeting of Stockholders not less than 60 days nor more than 120 days prior to the anniversary of the date on which we first mail our proxy materials for this year's Annual Meeting. For our 2002 Annual Meeting, this means that any such proposal or nomination will be considered untimely if submitted to us earlier than January 2, 2002 or later than March 3, 2002. Note, however, that in the event we provide less than 70 days notice or prior public disclosure to stockholders of the date of the 2002 Annual Meeting, any stockholder proposal or nomination not submitted pursuant to Rule 14a-8 must be submitted to us not later than the close of business on the tenth day following the day on which notice of the date of the 2002 Annual Meeting was mailed or public disclosure was made. For example, if we provide notice of our 2002 Annual Meeting on April 12, 2002, for a 2002 Annual Meeting on June 14, 2002, any such proposal or nomination will be considered untimely if submitted to us after April 22, 2002. For purposes of the above, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by us with the Securities and Exchange Commission (the "SEC"). As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder's ownership of our common stock. If a stockholder gives notice of such proposal after the deadline computed in accordance with our Bylaws (the "Bylaw Deadline"), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2002 Annual Meeting.

   The rules of the SEC also establish a different deadline for submission of stockholder proposals that are not intended to be included in our Proxy Statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the 2002 Annual Meeting is March 18, 2002, or the date which is 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our Proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at Annual Meeting.

   Because the Bylaw Deadline is not capable of being determined until we publicly announce the date for our 2002 Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2002 Annual Meeting and we believe that our Proxy holders at such meeting would be allowed to use the discretionary authority granted by the Proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the Proxy Statement relating to such meeting.

   We have not been notified by any stockholder of his, her or its intent to present a stockholder proposal from the floor at the 2001 Annual Meeting. The enclosed Proxy grants the Proxy holders discretionary authority to vote on any matter properly brought before the 2001 Annual Meeting, including any stockholder proposals received between the date of this Proxy Statement and the Bylaw Deadline for the 2001 Annual Meeting, which is May 12, 2001, or the date which is ten calendar days after the date this Proxy Statement is mailed.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

General

   We currently have eight members on our Board of Directors. Our Board of Directors is divided into three classes with each director serving a three-year term and one class being elected at each year's Annual Meeting of Stockholders. Directors Abbas El Gamal, Harvey Jones and Yao-Ting Wang are the Class I directors whose terms expire at the Annual Meeting of Stockholders to be held June 13, 2001. Directors Thomas Kailath and Roger Sturgeon are the Class II directors whose terms will expire at the 2002 Annual Meeting of Stockholders, and directors William H. Davidow, Narendra K. Gupta and Yagyensh
C. (Buno) Pati are the Class III directors whose terms will expire at the 2003 Annual Meeting of Stockholders. All of the directors, including the Class I nominees, are incumbent directors. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned above. Unless otherwise instructed, the holders of Proxies solicited by this Proxy Statement will vote the Proxies received by them for the three Class I nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The Board of Directors recommends a vote "FOR" the election of each of the nominees listed below.

Nominees

   The names of the members of our Board of Directors, including the Class I nominees, their ages as of April 16, 2001 and certain information about them, are set forth below.

           Name             Age               Principal Occupation
           ----             ---               --------------------
William H. Davidow (1).....  66 General Partner at Mohr, Davidow Ventures

Abbas El Gamal (2) (3).....  50 Professor of Electrical Engineering at Stanford
                                 University

Narendra K. Gupta (2)......  52 Vice Chairman at Wind River Systems, Inc.

Harvey Jones (1) (2) (3)...  48 Chairman of the Board at Tensilica, Inc.

Thomas Kailath (1).........  65 Hitachi America Professor of Engineering,
                                 Department of Electrical Engineering, Stanford
                                 University

Yagyensh C. (Buno) Pati....  37 President, Chief Executive Officer and Director
                                 of Numerical Technologies, Inc.

Roger Sturgeon.............  57 Director and Fellow of Numerical Technologies,
                                 Inc.

Yao-Ting Wang (3)..........  38 Senior Vice President, Chief Technology Officer
                                 and Director of Numerical Technologies, Inc.

--------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.
(3) Denotes nominee for election at 2001 Annual Meeting of Stockholders.

   Dr. William H. Davidow has served as our Chairman of the Board since January 2000 and as a director of our company since June 1998. Dr. Davidow has served as a partner at Mohr, Davidow Ventures since May 1985 and has been a high-technology industry executive and a venture investor for over 20 years. From August 1973 to January 1985, Dr. Davidow was at Intel Corporation where he was Senior Vice President of marketing and sales, Vice President of the microcomputer division and Vice President of the microcomputer systems division. Dr. Davidow received a Ph.D. in electrical engineering from Stanford University, an M.S. in electrical engineering from the California Institute of Technology, an M.S. in electrical engineering from Dartmouth

College and an AB in electrical engineering from Dartmouth. Dr. Davidow is Chairman of the Board at both Rambus Corporation and Viant Corporation.

   Dr. Abbas El Gamal has served as a director of our company since April 1997. Dr. El Gamal has been on the faculty of the Electrical Engineering Department at Stanford University since September 1981. In December 1990, Dr. El Gamal co-founded Silicon Architects, which was acquired by Synopsis in 1995, and served as its Chief Technical Officer until May 1995. In July 1986, Dr. El Gamal co-founded Actel Corporation and served as its Chief Scientist until November 1990. From July 1984 to July 1986, Dr. El Gamal served as a director of LSI Logic's Research Lab, where he developed silicon compilation technology, DSP and image processing ASICs. Dr. El Gamal received a Ph.D. in electrical engineering from Stanford, an M.S. in statistics from Stanford and a B.S. in electrical engineering from Cairo University, Egypt. Dr. El Gamal is a Fellow of The Institute of Electrical and Electronics Engineers.

   Dr. Narendra K. Gupta has served as director of our company since April 1997. Dr. Gupta co-founded Integrated Systems Inc., a developer of embedded software, in 1980 and served as its Chairman from November 1992 until February 2000 when it was acquired by Wind River Systems, Inc. He was the President and Chief Executive Officer of Integrated Systems from its inception until May 1994. Dr. Gupta received a Ph.D. in engineering from Stanford and an M.S. in engineering from the California Institute of Technology. Dr. Gupta also received a B. Tech. Degree in mechanical engineering from the Indian Institute of Technology. Dr. Gupta was elected a Fellow of the Institute for Electrical and Electronics in 1991. Dr. Gupta is Vice Chairman of the Board at Wind River Systems, Inc.

   Harvey Jones has served as a director of our company since June 1998. From December 1987 to February 1998, Mr. Jones was employed by Synopsys, Inc., an electronic design automation software company and currently serves on the Board of Directors of Synopsys. Mr. Jones served as President and Chief Executive Officer of Synopsys from December 1987 to January 1995, and as its Executive Chairman of the Board from January 1995 to February 1998. From April 1981 to November 1987, Mr. Jones served in various positions at Daisy Systems, a computer-aided engineering company he co-founded, most recently as President and Chief Executive Officer. From August 1974 to March 1981, Mr. Jones served in various positions at Calma, a computer-aided design company, most recently as Vice President of Marketing. In addition to his operational roles, Mr. Jones has been an investor in and serves on the Board of Directors of Remedy Corporation, an enterprise software company, and NVIDIA Corporation, a 3-D graphics processor company. Mr. Jones received an M.S. degree in management from MIT's Sloan School of Management and a B.S. in mathematics and computer sciences from Georgetown University.

   Dr. Thomas Kailath is a co-founder of our company and has served as a director since October 1995 and was Chairman of the Board from October 1995 to January 2000. Dr. Kailath has served as the Hitachi America Professor of Engineering at Stanford University since 1987. From January 1981 to June 1987, Dr. Kailath was Associate Department Chairman of the Department of Electrical Engineering at Stanford University and served as Director of the Information Systems Laboratory from January 1971 to January 1981. In February 1980,
Dr. Kailath co-founded Integrated Systems and served as a director of Integrated Systems until it was acquired by Wind River Systems, Inc. in February 2000. Dr. Kailath received an Sc.D. in electrical engineering from the Massachusetts Institute of Technology, an S.M. in electrical engineering from MIT and a B.E. in telecommunications from the University of Poona, India. Dr. Kailath is a member of the National Academy of Engineering and the American Academy of Sciences.

   Dr. Yagyensh C. (Buno) Pati has served as our President and Chief Executive Officer and a director since he co-founded our company in October 1995. From October 1995 to December 1996, Dr. Pati served as an assistant professor of electrical engineering and computer science at Harvard University. From October 1992 to October 1995, Dr. Pati conducted research efforts in computational and system sciences applied to integrated circuit manufacturing at Stanford University. Dr. Pati received a B.S., an M.S. and a Ph.D., each in electrical engineering, from the University of Maryland at College Park.

   Roger Sturgeon has served as a director of our company and Fellow since January 2000. In June 1986, he co-founded Transcription Enterprises Limited, where he served as President until we acquired the company in January 2000. Mr. Sturgeon received an M.S. in electrical engineering and computer science from the University of California at Berkeley and a B.S. in engineering sciences from the University of California at Berkeley.

   Dr. Yao-Ting Wang has served as our Chief Technology Officer and a director since he co-founded our company in October 1995. Dr. Wang's doctoral dissertation research was on automated design of phase shifting photomasks using fast algorithms and signal processing techniques. Dr. Wang received a B.S. degree in electrical engineering from National Taiwan University and a Ph.D. in electrical engineering from Stanford University.

Board Meetings and Committees

   The Board of Directors held six meetings in 2000. Each director is expected to attend each meeting of the Board of Directors and those Committees on which he serves. Each incumbent director attended at least 75% of the Board and Committee meetings required to be attended by him during 2000, except for Mr. Gupta, who attended 63% of the meetings held by the Board of Directors and the Audit Committee. Certain matters were approved by the Board of Directors or the Committee of the Board of Directors by unanimous written consent. The Board of Directors currently has a standing Audit Committee and a Compensation Committee. The Audit Committee has a written charter that has been approved by the Board of Directors. The Board of Directors has no Nominating Committee or committee performing similar functions. Each Committee is described as follows:

 Name of Committee                                           Number of Meetings
    and Members           Functions of the Committees          in Fiscal 2000
 -----------------        ---------------------------        ------------------
 AUDIT              . monitors our systems of internal                2
 Abbas El Gamal       controls;
 Narendra K. Gupta  . reviews corporate financial
 Harvey Jones         reporting and internal and external
                      audits;
                    . nominates independent auditors;
                    . reviews the external auditors'
                      proposed audit scope, fee
                      arrangements, approach and
                      independence;
                    . provides the Board of Directors with
                      the results of its examinations and
                      recommendations;
                    . outlines to the Board of Directors
                      the improvements made or to be made
                      in internal accounting controls or
                      suggested by the external auditors;
                      and
                    . provides the Board of Directors with
                      other information and materials
                      necessary to make the Board of
                      Directors aware of significant
                      financial matters.

 COMPENSATION       . administers all matters concerning              2
 William H. Davidow   executive compensation and
 Harvey Jones         employment agreements; and
 Thomas Kailath     . administers the employee stock
                      option and purchase plans.

Director Compensation

   We do not currently pay compensation to directors for serving in that capacity, nor do we reimburse directors for expenses incurred in attending Board meetings. On February 1, 2000, each of Dr. Davidow, Dr. El Gamal,
Dr. Gupta, Mr. Jones and Dr. Kailath received an option to purchase 7,500 shares of common stock at an exercise price per share of $2.67 in consideration for their prior services on the Board of Directors. Nonemployee directors are eligible to participate in our 2000 stock plan which provides for the automatic grant of an option to purchase 20,000 shares of common stock to each nonemployee director who first becomes a nonemployee director after the effective date of our initial public offering, or April 6, 2000. Any such option will vest as to one-fourth of the shares on the first anniversary of the date of grant and as to one-sixteenth of the shares each quarter thereafter, provided that the outside director shall continue to serve as a director on such dates.

   In addition, each nonemployee director shall automatically be granted a 5,000 share option on the date of each Annual Meeting of Stockholders, provided he is re-elected to the Board of Directors or otherwise remains on the Board of Directors on such date and provided that on such date he shall have served on the Board of Directors for at least the preceding six months. For so long as our stock is traded on The Nasdaq National Market, the exercise price per share for such grants is required to be the closing price of our common stock on the last market trading day prior to the time of grant. Any such option will vest in full on the fourth anniversary of the date of grant, provided that the outside director shall continue to serve as a director on such date.

                                 PROPOSAL TWO

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has appointed, at the recommendation of the Audit Committee of the Board of Directors, PricewaterhouseCoopers LLP as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2001, and recommends that the stockholders vote "FOR" ratification of such appointment.

   PricewaterhouseCoopers LLP has audited our financial statements since our incorporation in October 1995. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from the stockholders.

           SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

   To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of March 31, 2001, for:

  . each person who we know beneficially owns more than 5% of our common stock;

  . each of our directors;

  . each of our named executive officers; and

  . all of our directors and executive officers as a group.

   Unless otherwise indicated, the principal address of each of the stockholders below is c/o Numerical Technologies, Inc., 70 West Plumeria Drive, San Jose, California 95134-2134. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown held by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of March 31, 2001, but excludes shares of common stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 32,961,633 shares of common stock outstanding as of March 31, 2001, which such number includes 2,641,328 exchangeable shares issued in connection with our October 2000 acquisition of Cadabra, which shares are exchangeable for shares of our common stock at any time, on a one-for-one basis, at the option of the holder thereof. Please see "Related Party Transactions--Acquisition of Cadabra".

                                                        Shares     Percentage
                                                     Beneficially Beneficially
                                                        Owned        Owned
                                                     ------------ ------------
   5% Stockholders:
   FMR Corp. (1)....................................   3,313,060      10.1%

   Directors and Executive Officers:
   Yagyensh C. (Buno) Pati (2)......................   2,898,000       8.8%
   Roger Sturgeon (3)...............................   2,555,315       7.8%
   Yao-Ting Wang (4)................................   2,212,374       6.7%
   Kevin MacLean (5)................................   1,421,141       4.3%
   Thomas Kailath (6)...............................   1,069,914       3.2%
   William H. Davidow (7)...........................     998,830       3.0%
   Narendra K. Gupta (8)............................     904,914       2.7%
   Abbas El Gamal (9)...............................     649,167       2.0%
   Atul Sharan (10).................................     374,086       1.1%
   Richard Mora (11)................................     285,000         *
   Harvey Jones (12)................................     210,873         *
   All directors and executive officers as a group
    (13 persons) (13)...............................  15,004,939      43.7%

--------
  * Less than 1%.

 (1) Principal address is 82 Devonshire Street, Boston, MA 02109. The number of shares held is as of February 28, 2001, pursuant to a Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on March 9, 2001.

 (2) Includes 50,001 shares held by Dr. Pati as trustee of an annuity trust and 49,999 shares held by Dr. Pati's spouse as trustee of an annuity trust. Includes 600,000 shares issued upon exercise of a stock option, 450,000 of which are subject to a repurchase option we hold as of March 31, 2001.

 (3) Includes 2,210,691 shares held by The Sturgeon Revocable Trust, UTA August 4, 1992, of which 225,000 shares were issued upon exercise of a stock option, all of which are subject to a repurchase option we hold as of March 31, 2001. Also includes 235,780 shares held by Robel Partners, a family limited partnership, of which Mr. Sturgeon and his spouse serve as general partners, 54,422 shares held by Mr. Sturgeon as trustee of a grantor retained annuity trust and 54,422 shares held by Mr. Sturgeon's spouse as trustee of a grantor retained annuity trust.

 (4) Includes 499,999 shares issued upon exercise of a stock option, 375,000 of which are subject to a repurchase option we hold as of March 31, 2001.

 (5) Includes 225,000 shares issued upon exercise of a stock option, all of which are subject to a repurchase option we hold as of March 31, 2001.

 (6) Includes 671,580 shares held by Thomas and Sarah Kailath Revocable Living Trust Dated 02/15/89, 185,001 shares held by Thomas Kailath, Trustee of the Paul V. Kailath Irrevocable Trust UAD 10-1-89, 205,833 shares held by Thomas Kailath, Trustee of the Priya S. Kailath Irrevocable Trust UAD 10-1-89, and an option to purchase 7,500 shares exercisable within 60 calendar days of March 31, 2001.

 (7) Principal address is 2775 Sand Hill Road, Suite 240, Menlo Park, CA 94025. Number of shares includes 825,620 held by Mohr, Davidow Ventures V, L.P. Each of the following individuals is a Member, Fifth MDV Partners, L.L.C., General Partner of Mohr, Davidow Ventures V, L.P. and, as such, each has the authority to make all decisions concerning the shares held by these funds, including selling and voting: Jonathan D. Feiber, Nancy J. Schoendorf and George Zachary. Dr. Davidow, a director of our company, is a partner at Mohr, Davidow Ventures. Dr. Davidow disclaims beneficial ownership of the shares held by this entity except to the extent of his proportional interest in the entity. Number includes 15,710 shares held by The Chachagua Partnership for the benefit of Mr. Davidow's family, of which Mr. Davidow and his spouse, as co-trustees of the Davidow Family Trust dated July 6, 1991, serve as general partners. Includes 157,500 shares issued upon exercise of stock options, 52,500 of which are subject to a repurchase option we hold as of March 31, 2001.

 (8) Includes 231,500 shares held directly by Dr. Gupta, all of which were issued were issued upon exercise of a stock option, 5,625 of which are subject to a repurchase option we hold as of March 31, 2001, 256,748 shares held by Naren and Vinita Gupta Living Trust dated 12/2/94, and 416,666 shares held by Dr. Gupta as custodian for his minor children.

 (9) Includes 225,000 shares held by El Gamal Family Partnership, all of which were issued upon exercise of a stock option by Dr. El Gamal, and an option to purchase 7,500 shares exercisable within 60 calendar days of March 31, 2001.

(10) All of such shares were issued upon exercise of stock options, 227,345 of which are subject to a repurchase option we hold as of March 31, 2001. Includes 20,832 shares held by Mr. Sharan as trustee of a grantor retained annuity trust and 20,832 shares held by Mr. Sharan's spouse as trustee of a grantor retained annuity trust.

(11) All of such shares were issued upon exercise of stock options, 259,220 of which are subject to a repurchase option we hold as of March 31, 2001.

(12) Includes 157,500 shares issued upon exercise of stock options, 52,500 of which are subject to a repurchase option we hold as of March 31, 2001, and 53,373 shares held by The Jones Living Trust.

(13) Includes an aggregate of:

   . 2,400,215 shares of which are subject to a repurchase option we hold as of March 31, 2001;

   . 2,922,499 shares issued upon exercise of stock options;

   . options to purchase 215,000 shares exercisable within 60 calendar days of March 31, 2001; and

   . 1,195,325 shares issuable within 60 calendar days of March 31, 2001 upon exchange of the exchangeable shares issued in connection with our acquisition of Cadabra.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors and 10% stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

   Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during fiscal year 2000, except that the Form 3 required to be filed by William H. Davidow, a director of our company, for fiscal year 2000 was filed late.

                          RELATED PARTY TRANSACTIONS

Acquisition of Transcription

 Agreement and Plan of Reorganization.

   Pursuant to an Agreement and Plan of Reorganization, dated December 21, 1999, among Transcription Enterprises, Inc., Transcription Enterprises Limited, Roger Sturgeon, a director and Fellow of our company, Kevin MacLean, Senior Vice President and General Manager, Transcription, and us, we acquired Transcription. The acquisition was effective January 1, 2000 and, as a result, Transcription is now our wholly-owned subsidiary. The consideration paid by us for Transcription was a combination of stock and promissory notes. We issued 3,809,994 shares of our Series E preferred stock, which the parties agreed had a stated value of $10.67 per share. Mr. Sturgeon received 2,388,715 of such shares, or an aggregate of $25,479,632, and Mr. MacLean received 1,194,356 of such shares, or an aggregate of $12,739,808. We also issued an aggregate principal amount of $40,000,000 in promissory notes, of which $5,000,000 was repaid by us shortly after the closing of the acquisition, and pursuant to which the remaining aggregate principal and accrued interest thereunder, or $35,893,219, was paid in full by us in April 2000. As collateral security for the payment of any indemnification obligations of the former stockholders of Transcription Enterprises Limited, subject to a deductible of $100,000, 1,904,995 shares of the Series E preferred stock we issued to such stockholders were placed in escrow. A total of 1,009,227 of such shares have been released from escrow as of January 1, 2001. The remaining 597,179 and 298,589 such shares pledged to escrow by Mr. Sturgeon and Mr. MacLean, respectively, will be released from escrow on January 1, 2002. As of April 16, 2001, no claims against the escrow have been made by us.

   Pursuant to the reorganization agreement, 55% of a specified amount of the accounts receivable of Transcription Enterprises Limited was to be distributed to the former stockholders of the company, on a pro rata basis, as such receivables were collected by Transcription. We were entitled to retain 45% of such accounts receivable, plus all fees associated with maintenance, support or other services rendered by Transcription Enterprises Limited on such accounts. We collected and retained approximately $1,083,000 of the accounts receivables and maintenance services and distributed approximately $1,217,000 of such receivables to Transcription Enterprises Limited, which in turn is subject to further distribution to the former stockholders of Transcription Enterprises Limited. Of the $1,217,000 amount, Mr. Sturgeon and Mr. MacLean will receive approximately $763,000 and $381,000, respectively.

 Promissory Notes.

   We issued an aggregate principal amount of $40,000,000 in promissory notes, each note dated January 1, 2000, to the ten former stockholders of Transcription Enterprises Limited. An aggregate principal amount of $5,000,000 under the notes was repaid by us to such stockholders shortly after January 1, 2000. The remaining $35,000,000 in unpaid principal amount under the notes was to bear interest at a rate of 8.0% per annum. The notes could be prepaid in whole or in part by us at any time, without penalty. The unpaid principal amount, plus accrued interest, or $35,893,219, was paid in full by us in April 2000. Pursuant to the repayment of the notes, Mr. Sturgeon received $25,638,382 and Mr. MacLean received $12,819,191.

Acquisition of Cadabra

 Agreement and Plan of Amalgamation.

   Pursuant to an agreement and plan of amalgamation, dated September 5, 2000, among Numerical Nova Scotia Company, Numerical Acquisition Limited, Cadabra Design Automation Inc., Martin Lefebvre, a member of our Office of Technology and senior executive of Cadabra, Faysal Sohail, our Senior Vice President, Worldwide Field Operations, and us, we acquired Cadabra Design Automation Inc. The acquisition was effective October 27, 2000 and, as a result, Cadabra is now our wholly-owned subsidiary. The consideration paid by us for Cadabra was generally an aggregate of 3,199,622 shares of our common stock, of which 528,294 such shares represented shares of our common stock underlying options we issued upon our assumption of outstanding Cadabra options under the Cadabra stock option plan, 2,641,328 such shares are "exchangeable shares," exchangeable for shares of our common stock, at any time and on an one-for-one basis, at the option of the holder thereof and 30,000 such shares were issued to Mr. Sohail upon the closing of the acquisition. The total consideration paid was approximately $123.2 million, including acquisition costs of approximately $3.0 million. Mr. Lefebvre received 955,266 exchangeable shares, with an aggregate value of $18,866,503 as of the closing date, and Mr. Sohail received an aggregate of 218,125 exchangeable shares and 30,000 shares of our common stock with an aggregate value of $4,900,469 as of the closing date. All of the exchangeable shares will, generally, be converted into our common stock on or before October 27, 2005.

   As collateral security for the payment of any indemnification obligations, subject to a deductible of $100,000, of Cadabra and, in certain circumstances, as more fully described in the amalgamation agreement, Mr. Lefebvre and Mr. Sohail, 660,332 exchangeable shares, or 25% of the total exchangeable shares, issued to the former stockholders of Cadabra were placed, on a pro rata basis, in escrow. Of this amount, 238,816 such shares were contributed to the escrow by Mr. Lefebvre, and 54,531 such shares were contributed to the escrow by Mr. Sohail. Generally, all of such shares will be released from the escrow on October 27, 2002, except to the extent necessary to cover any unsatisfied claims pending against the escrow. For a discussion on the release of the exchangeable shares placed in the escrow by each of Mr. Lefebvre and Mr. Sohail, as well as other shares of our common stock issued to these individuals in connection with the acquisition which were placed in escrow, please see "Employment Agreements" below.

 Registration Rights Agreement.

   Pursuant to a registration rights agreement, dated September 5, 2000, we are obligated to file a registration statement on Form S-3 with the SEC on or before May 31, 2001, in order to register an aggregate of 2,671,328 shares of our common stock, of which 30,000 shares were issued to Mr. Sohail as of the closing date of the acquisition and of which 2,641,328 shares are issuable upon the exchange of the exchangeable shares issued to the former stockholders of Cadabra. Of these shares, 955,266 such shares are held by Mr. Lefebvre and 248,125 such shares are held by Mr. Sohail, which such number includes the 30,000 shares mentioned above. In addition, at any time after the Form S-3 is no longer effective and prior to September 5, 2005, the former stockholders of Cadabra may request, pursuant to certain circumstances, that we file a registration statement with the SEC to register all shares of our common stock issuable upon the exchange of the exchangeable shares requested to be included thereon. We also granted piggyback registration rights to the former stockholders of Cadabra pursuant to the registration rights agreement. Finally, as soon as practicable after September 5, 2005, we are obligated to file a final Form S-3 with the SEC in order to register any remaining exchangeable shares outstanding at such time.

Restricted Stock Purchase Agreements and Stock Option Grants

 Dr. Pati.

   In February 2000, Dr. Pati, our President and Chief Executive Officer and a director, exercised an option grant to purchase an aggregate of 600,000 shares of common stock and entered into a restricted stock purchase agreement regarding the shares. Pursuant to the restricted stock purchase agreement, we have the right to repurchase any of the unvested shares upon his termination of employment. As of March 31, 2001, 450,000 of such shares held by Dr. Pati remain unvested. All 450,000 of Dr. Pati's shares will be released from our repurchase option on February 1, 2004. Dr. Pati paid the $2.67 exercise price per share for the shares by delivery of a two-year full-recourse promissory note bearing interest at 6.20% per annum, compounded annually. The note is secured by the shares of common stock purchase by Dr. Pati. As of March 31, 2001, approximately $1,718,000 in unpaid principal and interest was outstanding under the note. In addition, Dr. Pati's option agreement provides that:

  . upon a change of control of our company, 50% of the shares subject to the options held by Dr. Pati that have not vested as of six months after the change of control shall vest in full; as of March 31, 2001, an aggregate of 450,000 shares have not vested; and

  . if Dr. Pati's employment is terminated as a result of an involuntary termination within 12 months of the change of control, all of the shares subject to options held by Dr. Pati will vest in full.

 Dr. Wang.

   In February 2000, Dr. Wang, our Chief Technology Officer, Senior Vice President, Engineering and a director, exercised an option grant to purchase an aggregate of 499,999 shares of common stock and entered into a restricted stock purchase agreement regarding the shares. Pursuant to the restricted stock purchase agreement, we have the right to repurchase any of the unvested shares upon his termination of employment. As of March 31, 2001, 375,000 of such shares held by Dr. Wang remain unvested. All 375,000 of Dr. Wang's shares will be released from our repurchase option on February 1, 2004. Dr. Wang paid the $2.67 exercise price per share for the shares by delivery of a two-year full-recourse promissory note bearing interest at 6.20% per annum, compounded annually. The note is secured by the shares of common stock purchase by Dr. Wang. As of March 31, 2001, approximately $1,431,000 in unpaid principal and interest was outstanding under the note. In addition, Dr. Wang's option agreement provides that:

  . upon a change of control of our company, 50% of the shares subject to the options held by Dr. Wang that have not vested as of six months after the change of control shall vest in full; as of March 31, 2001, an aggregate of 375,000 shares have not vested; and

  . if Dr. Wang's employment is terminated as a result of involuntary or constructive termination within 12 months of the change of control, all of the shares subject to the options held by Dr. Wang will vest in full.

   In addition, in December 2000, Dr. Wang was granted a stock option to purchase an aggregate of 100,000 shares of common stock at an exercise price per share of $12.50. The option terminates on December 5, 2010 and vests as to one-fourth of the shares on January 1, 2002 and as to one-sixteenth of the shares at the end of each three-month anniversary thereafter.

 Mr. Sturgeon.

   In February 2000, Mr. Sturgeon exercised an option grant to purchase an aggregate of 225,000 shares of common stock and entered into a restricted stock purchase agreement regarding the shares. Pursuant to the restricted stock purchase agreement, we have the right to repurchase any of the unvested shares upon his termination of employment from Transcription. As of March 31, 2001, all 225,000 shares held by Mr. Sturgeon remain unvested. All 225,000 of Mr. Sturgeon's shares will be released from our repurchase option on January 1, 2004. Mr. Sturgeon paid the $2.67 exercise price per share for such shares in cash. In addition, Mr. Sturgeon's restricted stock purchase agreement provides that in the event of Mr. Sturgeon's termination of employment from Transcription due to death or disability prior to January 1, 2002, 6.25% of the shares will be released from our repurchase option for each three-month period, measured from January 1, 2000, for which Mr. Sturgeon completed employment with Transcription prior to his termination as a result of death or disability. Further:

  . upon a change of control of our company, 50% of the shares subject to options held by Mr. Sturgeon that have not vested as of the later of January 2, 2002 or six months after the change of control shall vest in full; as of March 31, 2001, an aggregate of 225,000 shares have not vested; and

  . if Mr. Sturgeon's employment is terminated as a result of an involuntary or constructive termination within 12 months of the change of control, all of the shares subject to options held by Mr. Sturgeon will vest in full.

 Mr. Mora.

   In May and December 1999, Mr. Mora, our Chief Financial Officer and Vice President, Operations, exercised option grants to purchase an aggregate of 412,500 shares of common stock and entered into restricted stock purchase agreements regarding the shares. Pursuant to the restricted stock purchase agreements, we have the right to repurchase any of the unvested shares upon his termination of employment. As of March 31, 2001, 259,220 of such shares held by Mr. Mora remain unvested. All 412,500 of Mr. Mora's shares will be released from our repurchase option on December 27, 2003. Mr. Mora paid the $0.50 exercise price per share for 195,000 of such shares by delivery of a two-year full-recourse promissory note bearing interest at 4.90% per annum, compounded annually. Mr. Mora paid the $1.00 exercise price per share for the remaining 217,500 shares by delivery of a two-year full-recourse promissory note bearing interest at 5.74% per annum, compounded annually. Each of the notes is secured by the shares of common stock purchase by Mr. Mora. As of March 31, 2001, $247,291 in unpaid principal and interest was outstanding under the notes. In addition, Mr. Mora's option agreements provide that:

  . upon a change of control of our company, 50% of the shares subject to the options held by Mr. Mora that have not vested as of six months after the change of control shall vest in full; as of March 31, 2001, an aggregate of 259,220 shares have not vested; and

  . if Mr. Mora's employment is terminated as a result of an involuntary termination within 12 months of the change of control, all of the shares subject to options held by Mr. Mora will vest in full.

 Mr. Sharan.

   In October 1998 and March and December 1999, Mr. Sharan, our Vice President, Marketing and Business Development, exercised option grants to purchase an aggregate of 412,500 shares of common stock and entered into restricted stock purchase agreements regarding the shares. Pursuant to the restricted stock purchase agreements, we have the right to repurchase any of the unvested shares upon his termination of employment. As of March 31, 2001, 227,345 of such shares held by Mr. Sharan remain unvested. All 412,500 of Mr. Sharan's shares will be released from our repurchase option on October 21, 2003. Mr. Sharan paid the $0.33 exercise price per share for 151,500 of such shares by delivery of a two-year full-recourse promissory note bearing interest at 5.88% per annum, compounded annually. Mr. Sharan paid the $1.00 exercise price per share for 187,500 of such shares by delivery of a two-year full-recourse promissory note bearing interest at 5.88% per annum, compounded annually. Each of the notes is secured by shares of common stock purchase by Mr. Sharan. As of March 31, 2001, $224,316 in unpaid principal and interest was outstanding under the notes. In addition, Mr. Sharan's option agreements provide that:

  . upon a change of control of our company, 50% of the shares subject to the options held by Mr. Sharan that have not vested as of six months after the change of control shall vest in full; as of March 31, 2001, an aggregate of 227,345 shares have not vested; and

  . if Mr. Sharan's employment is terminated as a result of an involuntary termination within 12 months of the change of control, all of the shares subject to options held by Mr. Sharan will vest in full.

 Mr. MacLean.

   In February 2000, Mr. MacLean exercised an option grant to purchase an aggregate of 225,000 shares of common stock and entered a restricted stock purchase agreement regarding the shares. Pursuant to the restricted stock purchase agreement, we have the right to repurchase any of the unvested shares upon his termination of employment from Transcription. As of March 31, 2001, all 225,000 shares held by Mr. MacLean remain unvested.

All 225,000 of Mr. MacLean's shares will be released from our repurchase option on January 1, 2004. Mr. MacLean paid the $2.67 exercise price per share for such shares by delivery of a one-year full-recourse promissory note bearing interest at 8.0% per annum, compounded annually. The term of this note was extended for an additional year. The note is secured by the shares of common stock purchased by Mr. MacLean. As of March 31, 2001, $655,890 in unpaid principal and interest was outstanding under the note. In addition, Mr. MacLean's restricted stock purchase agreement provides that in the event of Mr. MacLean's termination of employment from Transcription due to death or disability prior to January 1, 2002, 6.25% of the shares will be released from our repurchase option for each three-month period, measured from January 1, 2000, for which Mr. MacLean completed employment with Transcription prior to his termination as a result of death or disability. Further:

  . upon a change of control of our company, 50% of the shares subject to options held by Mr. MacLean that have not vested as of the later of January 2, 2002 or six months after the change of control shall vest in full; as of March 31, 2001, an aggregate of 225,000 shares have not vested; and

  . if Mr. MacLean's employment is terminated as a result of an involuntary termination within 12 months of the change of control, all of the shares subject to options held by Mr. MacLean will vest in full.

Employment Agreements

 Mr. Lefebvre.

   On September 5, 2000, Mr. Lefebvre entered into a management employment and non-competition agreement with us, which became effective as of the closing of our acquisition of Cadabra. Pursuant to the employment agreement, Mr. Lefebvre is to serve as a member of our Office of Chief Technology Officer for a term of four years. Mr. Lefebvre is entitled to a salary of $250,000 per year and a bonus for 2001 of up to approximately $75,000 based on criteria agreed to between us and Mr. Lefebvre.

   Pursuant to the employment agreement, Mr. Lefebvre was granted an option to purchase 100,000 shares of our common stock at a price per share of $0.0001. One-fourth of such shares vest on October 27, 2001, and the remaining shares shall vest as to one-sixteenth of such shares at the end of each three-month period thereafter. This option may be early exercised, prior to full vesting, subject to Mr. Lefebvre entering into a restricted stock purchase agreement with us with respect to unvested shares. In addition, in the event Mr. Lefebvre's employment is involuntarily terminated without cause within nine months of a change of control of our company, all remaining unvested shares shall immediately vest. Furthermore, pursuant to the terms of the Cadabra acquisition, 191,053 such shares were placed in an employment escrow for a term of three years, which, when combined with the 238,816 exchangeable shares of Mr. Lefebvre placed in escrow as described under "Agreement and Plan of Amalgamation" above, resulted in an aggregate of 429,869 shares held by Mr. Lefebvre placed in escrow. The shares issued to Mr. Lefebvre pursuant to the acquisition of Cadabra and placed in escrow are to be released from the various escrows as follows: 191,053 shares will be released on October 27, 2001; 131,348 shares will be released on October 27, 2002; and 26,867 shares will be released on the last day of each of the four quarters following October 27, 2002. Pursuant to the employment agreement, Mr. Lefebvre also agreed not to compete against or solicit the employees or customers of us for, generally, a period of one year after his termination of employment.

 Mr. Sohail.

   On September 5, 2000, Mr. Sohail entered into a management employment and non-competition agreement with us, which became effective as of the closing of our acquisition of Cadabra. Pursuant to the employment agreement, Mr. Sohail is to serve as President of Cadabra and as our Senior Vice President, Worldwide Field Operations for a term of four years. Mr. Sohail is entitled to a salary of $260,000 per year and a bonus for 2001 of up to approximately $130,000 based on criteria agreed to between us and Mr. Sohail.

   Pursuant to the employment agreement, Mr. Sohail was granted an option to purchase 100,000 shares of our common stock at a price per share of $0.0001. One-fourth of such shares vest on October 27, 2001, and the remaining shares shall vest as to one-sixteenth of such shares at the end of each three-month period thereafter. This option may be early exercised, prior to full vesting, subject to Mr. Sohail entering into a restricted stock purchase agreement with us with respect to unvested shares. In addition, in the event Mr. Sohail's employment is involuntarily terminated without cause within nine months of a change of control of our company, all remaining unvested shares shall immediately vest. Furthermore, pursuant to the terms of the Cadabra acquisition, 43,625 such shares were placed in an employment escrow for a term of three years, which, when combined with the 54,531 exchangeable shares of Mr. Sohail placed in escrow as described under "Agreement and Plan of Amalgamation" above, resulted in an aggregate of 98,156 shares held by Mr. Sohail placed in escrow. The shares issued to Mr. Sohail pursuant to the acquisition of Cadabra and placed in escrow are to be released from the various escrows as follows: 43,625 shares will be released on October 27, 2001; 29,992 shares will be released on October 27, 2002; and approximately 6,135 shares will be released on the last day of each of the four quarters following October 27, 2002.

   In addition, Mr. Sohail was issued, on the closing of the acquisition of Cadabra, 30,000 shares of our common stock, valued at a price per share of $19.75 as of the closing date of the acquisition, which such shares were not subject to any vesting periods or escrow arrangements. Such shares are subject to certain transfer restrictions, as set forth in the employment agreement.

   Pursuant to the employment agreement, Mr. Sohail also agreed not to compete against or solicit the employees or customers of us for, generally, a period of one year after his termination of employment. Furthermore, on November 15, 2000, we loaned to Mr. Sohail, at no interest, $1,100,000 to enable him to pay the amount of withholding required in connection with taxable income realized in connection with the acquisition of Cadabra. The loan is due in full on May 1, 2001.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth information concerning the compensation that we paid during the last two fiscal years to our Chief Executive Officer and our four other most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2000. All option grants were made under our 1997 stock plan or our 2000 stock plan.

                                                      Long Term
                                                     Compensation
                                Annual Compensation     Awards
                                -------------------- ------------
                                                      Securities
Name and Principal       Fiscal                       Underlying     All Other
Position                  Year  Salary ($) Bonus ($) Options (#)  Compensation (1)
------------------       ------ ---------- --------- ------------ ----------------
Yagyensh C. (Buno)
 Pati...................  2000   217,000     87,500    725,000          300
 President and Chief      1999   104,000         --         --           91
 Executive Officer

Kevin MacLean...........  2000   212,500    157,465    325,000          360
 Senior Vice President    1999        --         --         --           --
 and General Manager,
 Transcription

Richard Mora............  2000   205,000     91,500     50,000          270
 Chief Financial Officer  1999    80,095     25,692    412,500           78

Roger Sturgeon..........  2000   205,000     71,575    225,000          369
 Director and Fellow,     1999        --         --         --           --
 Transcription

Atul Sharan.............  2000   195,000    183,000     50,000          234
 Senior Vice President,   1999   130,000     52,000    277,500          101
 Marketing and Business
 Development

--------
(1) Represents the dollar value of term life insurance premiums paid by us on behalf of the named executive officer during the applicable fiscal year. There is no cash surrender value under the life insurance policy.

Option Grants in Last Fiscal Year

   The following table sets forth information with respect to stock options granted to our Chief Executive Officer and our four most highly compensated executive officers during the fiscal year ended December 31, 2000. We have never granted any stock appreciation rights. All option grants were made under our 2000 stock plan.

                                         Individual Grants
                         -------------------------------------------------
                                     % of Total                            Potential Realized Value at
                          Number of    Options                                Assumed Annual Rates
                         Securities  Granted to                            of Stock Price Appreciation
                         Underlying   Employees                              For Option Term ($)(4)
                           Options    In Fiscal  Exercise Price Expiration ----------------------------
          Name           Granted (#) Year (%)(3) Per Share ($)     Date         5%            10%
          ----           ----------- ----------- -------------- ---------- ------------- --------------
Yagyensh C. (Buno)
 Pati...................   600,000      12.7          2.67(1)    02/01/10      1,006,231     2,549,988
Yagyensh C. (Buno)
 Pati...................   125,000       2.6         12.50(2)    12/05/10        982,648     2,490,223
Kevin MacLean...........   225,000       4.7          2.67(1)    02/01/10        377,337       956,245
Kevin MacLean...........   100,000       2.1         12.50(2)    12/05/10        786,118     1,992,178
Richard Mora............    50,000       1.1         12.50(2)    12/05/10        393,059       996,089
Roger Sturgeon..........   225,000       4.7          2.67(1)    02/01/10        377,337       956,245
Atul Sharan.............    50,000       1.1         12.50(2)    12/05/10        393,059       996,089

--------
(1) Represents the fair market value on the date of grant as determined by the Board of Directors. All of these options were granted on February 1, 2000. Each of these individuals has exercised these stock options grants pursuant to restricted stock purchase agreements. We have the right to repurchase any unvested shares at their cost in the event of any such employee's termination of employment. Of these shares exercised, 600,000 shares held by Dr. Pati, 225,000 shares held by Mr. MacLean and 225,000 shares held by Mr. Sturgeon were unvested and subject to our repurchase option as of December 31, 2000.

(2) Represents the fair market value on the date of grant as determined pursuant to the closing price of our common stock on The Nasdaq National Market on the trading day immediately preceding the date of grant. All of these options were granted on December 5, 2000 and vest as to one-fourth of the shares on January 1, 2002 and as to one-sixteenth of the shares at the end of each three-month anniversary thereafter.

(3) Based on a total of 4,739,929 options granted to employees under our 1997 stock plan and 2000 stock plan in 2000, as well as options assumed pursuant to our acquisition of Cadabra in October 2000.

(4) The potential realizable value is calculated based on the term of the ten-year option and assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth our Chief Executive Officer and our four other most highly compensated executive officers information concerning shares acquired upon exercise of stock options in fiscal year ended December 31, 2000 and exercisable and unexercisable options held as of December 31, 2000. All options were granted under our 1997 stock plan or our 2000 stock plan.

                                                           Number of Securities
                                                                Underlying           Value of Unexercised
                                                          Unexercised Options at    In-the-Money Options at
                         Shares Acquired                   December 31, 2000 (#)   December 31, 2000 ($)(3)
                               on             Value      ------------------------- -------------------------
          Name           Exercise (#)(1) Realized ($)(2) Exercisable Unexercisable Exercisable Unexercisable
          ----           --------------- --------------- ----------- ------------- ----------- -------------
Yagyensh C. (Buno)
 Pati...................     600,000        6,800,000         --        125,000         --        695,313
Kevin MacLean...........     225,000        2,550,000         --        100,000         --        556,250
Richard Mora............          --               --         --         50,000         --        278,125
Roger Sturgeon..........     225,000        2,550,000         --             --         --             --
Atul Sharan.............     339,000        4,508,000         --         50,000         --        278,125

--------
(1) The shares acquired by each of Dr. Pati, Mr. MacLean, Mr. Sturgeon and Mr. Sharan were acquired pursuant to restricted stock purchase agreements. We have the right to repurchase any unvested shares at their cost in the event any of such employee's termination of employment. Of the shares exercised in fiscal year 2000, 600,000 shares held by Dr. Pati, 225,000 shares held by Mr. MacLean, 225,000 shares held by Mr. Sturgeon and 253,125 shares held by Mr. Sharan were unvested and subject to our repurchase as of December 31, 2000.

(2) The value realized is based on our initial public offering price of $14.00, minus the per share exercise price, multiplied by the number of shares exercised.

(3) The value of underlying securities is based on the $18.0625 per share closing price of our common stock on December 29, 2000 (the last market trading day in 2000), minus the aggregate exercise price.

Employment Agreements

 Mr. Sturgeon.

   On January 1, 2000, Mr. Sturgeon entered into an employment agreement with Transcription. Pursuant to the employment agreement, Mr. Sturgeon is to serve as Fellow for a term of two years. Mr. Sturgeon is entitled to a base salary of $205,000 per year and a bonus for the year 2001 of approximately $50,000, based upon the achievement of mutually agreed upon quotas. Simultaneously with the execution of his employment agreement,

Mr. Sturgeon entered into a non-competition agreement with us and Transcription. Pursuant to the non-competition agreement, Mr. Sturgeon agreed not to compete against or solicit the employees of either us or Transcription for, generally, a period of two years after his termination of employment.

 Mr. MacLean.

   On January 1, 2000, Mr. MacLean entered into an employment agreement with Transcription. Pursuant to the employment agreement, Mr. MacLean is to serve as Senior Vice President and General Manager of Transcription for a term of two years. Mr. MacLean's current base salary of $225,000 per year and a bonus for the year 2001 of approximately $120,000, based upon the achievement of mutually agreed upon quotas. Simultaneously with the execution of his employment agreement, Mr. MacLean entered into a non-competition agreement with us and Transcription substantially similar to the non-competition agreement executed by Mr. Sturgeon described above.

Compensation Committee Interlocks and Insider Participation

   During 2000, the Compensation Committee was comprised of William H. Davidow, Harvey Jones and Thomas Kailath, all of whom were nonemployee directors. No interlocking relationship exists between our Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee of our Board of Directors determines the compensation of our Chief Executive Officer. In addition, the Compensation Committee determines the nature and timing of awards and grants under our stock option plans and approves the general compensation programs for our executive officers and all employees. The Compensation Committee is composed entirely of outside directors.

   The goals of the compensation program are to align compensation with our performance and objectives and to attract, retain and reward executive officers whose contributions are critical to our long-term success.

   The primary components of our compensation package are salary, bonuses and stock options.

Salary

   The level of base salary for executive officers is set based upon their scope of responsibility, level of experience and individual performance. The salary range for each position is reviewed against the Radford Survey, a third party compensation survey containing data for high-tech companies with similar sales volumes. Additionally, the Compensation Committee takes into account general business and economic conditions. We set our salaries to be competitive with the marketplace. None of the factors considered is assigned a specific weight.

Bonuses

   Our executive bonus plan provides the opportunity for quarterly cash bonuses based on accomplishment of specific individual performance objectives and our profit objectives. These objectives are set at the beginning of the fiscal year based on our long-term and short-term objectives, and performance against these objectives is assessed each quarter.

Stock Options

   The Compensation Committee believes that the granting of stock options is an important method of rewarding and motivating management by aligning management's interests with our stockholders. The

Compensation Committee also recognizes that a stock incentive program is a necessary element in a competitive compensation package. The program utilizes a vesting schedule to encourage our key employees to continue in our employ and encourages employees to maintain a long-term perspective. In determining the size of stock option grants, the Compensation Committee focuses primarily on our performance and the perceived role of such executive in accomplishing these objectives as well as the satisfaction of individual performance objectives. The Compensation Committee also considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that officer. The Compensation Committee does not assign specific weights to these items.

Compensation of the Chief Executive Officer

   Yagyensh C. (Buno) Pati has been our President and Chief Executive Officer since 1995. The Compensation Committee used the same compensation policy described above for all executive officers to determine Dr. Pati's fiscal 2000 compensation. In setting both the cash-based and the equity-based elements of Dr. Pati's compensation, the Compensation Committee considered competitive forces, our performance and Dr. Pati's leadership in achieving our long-term strategic goals. Dr. Pati received an adjustment in his annual base salary from $104,000 to $200,000, effective February 1, 2000. This adjustment was made in anticipation of our initial public offering to bring his compensation in line with other Chief Executive Officers of public companies. Dr. Pati received an additional adjustment from $200,000 to $250,000, effective July 1, 2000. This adjustment was made in conjunction with the overall company salary reviews. During fiscal 2000, Dr. Pati received a bonus of $87,500 and was granted options to purchase 725,000 shares of our common stock. The Compensation Committee believes Dr. Pati's fiscal 2000 compensation fairly, sufficiently and relative to our performance, rewards him for this performance and will serve to retain him as a key employee on whom we are dependent for our continued success.

Policy Regarding Deductibility of Compensation

   We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation, is limited to no more than $1 million per year. It is not expected that the compensation to be paid to our executive officers for fiscal 2001 will exceed the $1 million limit per officer. However, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation.

   The Compensation Committee is pleased to submit this report to the stockholders with regard to the above matters.

William H. Davidow, Ph.D.
Harvey Jones
Thomas Kailath, Ph.D.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee of our Board of Directors serves as the representative of our Board of Directors for the general oversight of our financial accounting and reporting process, systems of internal control, audit process and the process for monitoring compliance with laws and regulations and our Standards of Business Conduct. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

   In this context, the Audit Committee reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with our management.

     2. The Audit Committee has discussed with our independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented.

     3. The Audit Committee has received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with our independent accountants their independence.

     4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and our Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

   Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. Each of the members of our Audit Committee is independent as defined under the rules of the National Association of Securities Dealers listing standards, as modified or supplemented.

   The Audit Committee is pleased to submit this report to the stockholders with regard to the above matters.

Abbas El Gamal, Ph.D.
Narendra K. Gupta, Ph.D.
Harvey Jones

                            AUDIT AND RELATED FEES

Audit Fees

   Audit fees billed to us by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal year ended December 31, 2000, and the review of our financial statements included in our quarterly reports on Form 10-Q during the fiscal year ended December 31, 2000, totaled approximately $148,000.

Financial Information Systems Design and Implementation Fees

   We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

   Fees billed to us by PricewaterhouseCoopers LLP for all other services rendered to us during the fiscal year ended December 31, 2000, other than those set forth above, including services rendered in connection with our initial public offering, our acquisitions of Transcription and Cadabra and tax related services, totaled approximately $653,000.

   The Audit Committee of the Board of Directors has determined that the provision of the services disclosed under "All Other Fees" above by PricewaterhouseCoopers LLP is compatible with maintaining such accountants' independence.

                         STOCK PRICE PERFORMANCE GRAPH

   The graph below compares the cumulative total return to stockholders on our common stock with the cumulative total return on the Nasdaq Stock Market Index-U.S. ("Nasdaq US Index") and the JP Morgan H&Q Technology Index ("JP Morgan H&Q Index"). The graph assumes that $100 was invested in our common stock on April 7, 2000, the first trading day after the effective date of our initial public offering, and in the Nasdaq US Index and the JP Morgan H&Q Index, including reinvestment of dividends. Historic stock price performance is not necessarily indicative of future stock price performance.

                       [PERFORMANCE CHART APPEARS HERE]

                                                           Cumulative Total Return
                               04/07/2000  4/00    5/00    6/00    7/00    8/00    9/00   10/00   11/00   12/00
NUMERICAL TECHNOLOGIES, INC.   100.00    298.21  295.99  347.32  333.04  279.46  205.81  146.43  111.61  129.02
NASDAQ STOCK MARKET (U.S.)     100.00     86.72   76.26   89.64   84.79   94.80   82.48   75.69   58.35   55.22
JP MORGAN H & Q TECHNOLOGY     100.00     89.24   78.46   89.85   84.11   98.93   88.22   80.19   57.40   57.33

                                 OTHER MATTERS

   As of the date hereof, the Board of Directors is not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors recommends or as they otherwise deem advisable.

   It is important that your shares be represented at the Annual Meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying Proxy in the envelope which has been enclosed.

                    VOTING VIA THE INTERNET OR BY TELEPHONE

For Shares Directly Registered in the Name of the Stockholder

   Stockholders with shares registered directly with Mellon Investor Services LLC ("Mellon") may vote those shares telephonically by calling 1-800-840-1208 (within the U.S. and Canada only, toll-free), or via the Internet at Mellon's voting Web site (http://www.proxyvoting.com/nmtc).

For Shares Registered in the Name of a Broker or a Bank

   A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Mellon for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com).

General Information for All Shares Voted Via the Internet or By Telephone

   Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 12, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Our legal counsel has advised us that the Internet voting procedures that have been made available through Mellon are consistent with the requirements of applicable law. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

                                          THE BOARD OF DIRECTORS

San Jose, California
April 30, 2001

                                                                     APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                      OF
                         NUMERICAL TECHNOLOGIES, INC.

PURPOSE:

   The Audit Committee will make such examinations as are necessary to monitor Numerical Technologies, Inc. and its subsidiaries' (the "Company") systems of internal control, corporate financial reporting and its internal and external audits, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the Board of Directors' attention.

   In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

   The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, each of whom:

   1. Will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

   2. At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities; and

   3. Will (i) be an independent director; or (ii) if the Board of Directors determines it to be in the best interests of the Company and its shareholders to have one (1) non-independent director, and the Board of Directors discloses the reasons for the determination in the Company's next annual proxy statement, then the Company may appoint one (1) non-independent director to the Audit Committee if the director is not a current employee or officer, or an immediate family member of a current employee or officer.

RESPONSIBILITIES:

   The responsibilities of the Audit Committee shall include:

   1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls.

   2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function.

   3. Reviewing the independent auditors' proposed audit scope, approach, and independence.

   4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

   5. Reviewing the performance of the independent auditors, who shall be accountable to the Board and the Audit Committee.

   6. Recommending the appointment of independent auditors to the Board of Directors.

   7. Reviewing fee arrangements with the independent auditors.

   8. Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

   9. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

  10. Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities;

  11. Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

  12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

  13. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

  14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

  15. Reviewing related party transactions for potential conflicts of interest;

  16. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A; and

  17. Performing other oversight functions as requested by the full Board of Directors.

   In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

   The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

   The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

MINUTES:

   The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

PROXY

                         NUMERICAL TECHNOLOGIES, INC.
                      2001 Annual Meeting of Stockholders

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         NUMERICAL TECHNOLOGIES, INC.

    The undersigned stockholder of Numerical Technologies, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2001, and hereby appoints Yagyensh C. (Buno) Paul and Kent R. Richardson, and each of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of Numerical Technologies, Inc. to be held on Wednesday, June 13, 2001, at 12:00 p.m. Pacific Time, at the offices of Numerical Technologies, Inc., 70 West Phmeria Drive, San Jose, California 95134-2134, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in the discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

    THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" THE RATIFICATION OF OUR INDEPENDENT ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                 CONTINUED AND TO BE SIGNED ON THE OTHER SIDE


       /\                    FOLD AND DETACH HERE                    /\

                                                                 Please mark X
                                                                 your vote
                                                                 as indicated in
                                                                 this example

                            FOR   WITHHELD                                                             FOR    AGAINST    ABSTAIN
1. ELECTION OF DIRECTORS    [ ]     [ ]        2. PROPOSAL TO RATIFY THE APPOINTMENT OF                [ ]      [ ]        [ ]
                                                  PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT
Nominees:                                         ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001
01 Abbas El Gamal
02 Harvey Jones                                In their discretion, upon such other matter or matters which may properly come
03 Yao-Ting Wang                               before the meeting and any adjournment(s) thereof.

Withheld for the nominees you list below, (write nominee(s) name in the space provided below):

_________________________________________

Signature_______________________________________ Signature__________________________________________ Dated____________________
This Proxy should be marked, dated, signed by the stockholder(s) exactly as its, his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

                   /\    Detach here from proxy card.     /\


                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet:
http://www.proxyvoting.com/nmtc
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
OR
Telephone
1-800-540-1208
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
OR
Mail
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

              If you vote your proxy by internet or by telephone,
                 you do NOT need to mail back your proxy card.